Exhibit 1.1

[●] Common Shares

ATAI LIFE SCIENCES B.V.

UNDERWRITING AGREEMENT

June [●], 2021

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

COWEN AND COMPANY, LLC

BERENBERG CAPITAL MARKETS LLC,

As Representatives of the several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, N.Y. 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, N.Y. 10022

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, N.Y. 10020

Ladies and Gentlemen:

1.    Introductory. ATAI Life Sciences B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (to change its legal form into a Dutch public company with limited liability (naamloze vennootschap) and its corporate name to ATAI Life Sciences N.V. prior to the completion of the public offering described below) (the “Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters [●] common shares (“Firm Securities”), nominal value €0.10 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] additional common shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” As part of the offering contemplated by this Underwriting Agreement (this “Agreement”), Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased or acquired by it under this Agreement, up to [●] shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus. On the date hereof, the business of the Company is conducted through ATAI Life Sciences AG, a company incorporated under the laws of Germany (“ATAI AG”). Prior to the Closing Date (as hereinafter defined), the Company plans to consummate a corporate reorganization consisting of the transactions described under the caption “Corporate Reorganization” in the Registration Statement, the General Disclosure Package and the Final Prospectus (each as defined below) (the “Corporate Reorganization”).

2.    Representations and Warranties of the Company. For purposes of this Section, ATAI AG and its subsidiaries shall be deemed to be subsidiaries of the Company as of the date of this Agreement and at all times prior to the date of this Agreement. In this Section, references to the Company’s knowledge, belief or awareness shall mean the knowledge, belief or awareness of each of the Company and ATAI AG. Each of ATAI AG and the Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333- 255383) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [●] [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement after the filing thereof are referred to collectively as the “Registration Statements,” and each is individually referred to as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and The Nasdaq Stock Market LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“subsidiary,” with respect to the Company, shall mean each subsidiary of the Company following the consummation of the Corporate Reorganization (as defined in the Initial Registration Statement) listed on Exhibit 21.1 to the Registration Statement.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)    Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and of any post-effective amendment thereto and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d)    Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(e)    General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated June [●], 2021 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)     Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications.

(h)    Good standing of the Company and ATAI AG. Each of the Company and ATAI AG has been duly incorporated or otherwise organized and is validly existing as a corporation in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and ATAI AG is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

(i)    Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below); and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except in each case as would not, individually or in the aggregate, result in a Material Adverse Effect.

(j)    Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company and ATAI AG have been duly authorized; the authorized equity capitalization of the Company and ATAI AG is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company and ATAI AG are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform in all material respects to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; the stockholders of the Company and ATAI AG have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company or ATAI AG have been issued in violation of any preemptive or similar rights of any security holder of the Company or ATAI AG. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company or ATAI AG convertible into or exchangeable for any capital stock of the Company or ATAI AG, (ii) warrants, rights or options to subscribe for or purchase from the Company or ATAI AG any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or ATAI AG to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company and ATAI AG have not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(v) hereof, the General Disclosure Package and the Final Prospectus.

(k)     No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j)    Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(l)     Listing. The Offered Securities have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

(m)     Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws or by FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(n)    Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(o)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities and the consummation of the Corporate Reorganization will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below); a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is, or upon consummation of the Corporate Reorganization will be, (i) in violation of its respective charter or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(q)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and ATAI AG.

(r)    Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them. The Company, ATAI AG and each of their subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s)    Absence of Labor Dispute. No labor dispute with the employees of the Company, ATAI AG or any of their subsidiaries exists or, to the knowledge of the Company or ATAI AG, is imminent, and the Company and ATAI AG are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers, customers or contractors that in each case could, individually or in the aggregate, have a Material Adverse Effect.

(t)    Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, licenses, approvals, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, technology, know-how, all other intellectual property and similar rights, including all registrations and applications for registration of , and all goodwill associated with, the foregoing (collectively, “Intellectual Property Rights”), in each case, necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there are no rights of any third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (ii) to the knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by any third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party challenging the Company’s or any of its subsidiary’s rights in or to, or the violation of any of the terms of, any of their respective Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party challenging the ownership, validity, enforceability or scope of any Intellectual Property Rights of the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, investigation, proceeding or claim by any third party that the Company or any of its subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of any third party and the Company is unaware of any fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or any of its subsidiaries in their businesses has been obtained or is being used by the Company or any of its subsidiaries (A) in violation of any contractual obligation binding on the Company or any of its subsidiaries or (B) in violation of the any rights of any person or entity; (vii) all Intellectual Property Rights of the Company and its subsidiaries are subsisting and, to the knowledge of the Company, all registered or granted Intellectual Property Rights of the Company and its subsidiaries are valid and enforceable;(viii) the Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all trade secrets and other proprietary or confidential information, the value of which to the Company or its subsidiaries is contingent upon maintaining the confidentiality thereof, and (ix) the Company, its subsidiaries, and, to the knowledge of the Company, the respective counsel for the Company and its subsidiaries have complied with the duties of candor, good faith and disclosure, as required by the United States Patent and Trademark Office and all foreign offices having similar requirements, with respect to the prosecution of the patents and patent applications owned by or exclusively licensed to the Company or its subsidiaries and for which such duty is owed, except in each case covered by clauses (i) – (ix) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(u)    Cybersecurity and Data Protection. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or where it would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there has been no security breach or incident, violation, outage, unauthorized access or disclosure, or other compromise of or relating to the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, applications, equipment or technology (collectively, “IT Systems”), or confidential data and databases (including all personal, personally identifiable, sensitive, confidential or regulated data and information of their respective customers, employees, suppliers, vendors and any third-party confidential data collected, maintained, processed or stored by the Company and its subsidiaries, and any such data collected, maintained, processed or stored by third parties on behalf of the Company and its subsidiaries) (together with IT Systems, “IT Systems and Data”), (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ IT Systems are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems and Data reasonably consistent with applicable industry standards and practices, or as required by applicable regulatory standards, (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable material judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, policies and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (collectively, the “Privacy Obligations”); and (x) neither the Company nor any subsidiary: (y) has received written notice during the past three years asserting a violation by the Company or any of its subsidiaries of any of the Privacy Obligations; (z) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Obligation; or (aa) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Privacy Obligation.

(v)    Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i)(A) neither the Company nor any of its subsidiaries has been or is in violation of any federal, state, local or non-U.S. statute, law (including common law), rule, regulation, ordinance, code or other legally enforceable requirement, or decision or order of any governmental agency, governmental body or court, relating to pollution, Hazardous Substances, the protection or restoration of the environment or natural resources, and health and safety including with respect to exposure to Hazardous Substances (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, leases, operates or uses any real property contaminated with Hazardous Substances, (C) the Company and its subsidiaries have received and are in compliance with all, and have no lability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, (D) there are no costs, obligations or liabilities of or relating to the Company or any of its subsidiaries associated with Environmental Laws or Hazardous Substances, including with respect to any investigation, remediation, remedial action or monitoring, or off-site treatment, storage or disposal, of Hazardous Substances, (E) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law, and (F) neither the Company or any subsidiary has received notice of any actual or potential violation, liability or obligation, and there are no pending or to the Company’s knowledge, threatened complaint, action, suit, proceeding, investigation or claim, under or relating to Environmental Laws or Hazardous Substances, except in the case of each of (A)-(F), for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) (x) there are no proceedings pending, or to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a government authority is a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company is not aware of any facts or issues regarding compliance with, or liabilities or obligations under, Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company and its subsidiaries anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection “Hazardous Substances” means petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and any other pollutant, chemical, contaminant, waste, or hazardous or toxic material or substance.

(w)    Drug Regulatory Compliance. The Company, ATAI AG and each of the Company’s subsidiaries: (A) have operated at all times and are currently in compliance with the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder (the “FDCA”) and the Controlled Substances Act (21 U.S.C. § 801 et seq.) (collectively “Drug Regulatory Laws”); (B) have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA, the Drug Enforcement Administration, the European Medicines Agency, the Medicines and Healthcare Products Regulatory Agency or any other material applicable governmental entity (each a “Regulatory Authority”) alleging or asserting noncompliance with Drug Regulatory Laws or with any material licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by the Regulatory Authorities to be obtained by the Company, ATAI AG or the Company’s subsidiaries to conduct their business as currently conducted (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received written notice of any action from the Regulatory Authorities alleging that any product, operation or activity is in material violation of any Drug Regulatory Laws or the terms of any Authorization and have no knowledge that any Regulatory Authority is considering any such Action; (E) have not received written notice that a Regulatory Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material authorizations and, to the Company’s or ATAI AG’s knowledge, no Regulatory Authority has threatened such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto to the Regulatory Authorities as required under the Drug Regulatory Laws or pursuant to any authorization and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission where so required).

(x)    Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of or sponsored by the Company, ATAI AG or the Company’s subsidiaries or in which the Company, ATAI AG or the Company’s subsidiaries have participated were and, if still ongoing are, being conducted in all material respects in accordance with in accordance with applicable medical and scientific research standards and procedures and in compliance with applicable laws, including, without limitation, the Drug Regulatory Laws,

Health Care Laws (as defined below), any applicable rules and regulations of the jurisdiction in which such trials and studies are being conducted and, to the extent applicable, Good Clinical Practices and Good Laboratory Practices. The Company, ATAI AG and each of the Company’s subsidiaries are not aware of any studies, tests or trials, the results of which the Company, ATAI AG or the Company’s subsidiaries believe are inconsistent with or call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus when viewed in the context in which such results are described and the clinical state of development. The Company, ATAI AG and the Company’s subsidiaries have not received any written notices or written correspondence from the Regulatory Authorities or any governmental entity requiring or threatening the termination, material modification or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, ATAI AG or the Company’s subsidiaries, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials. The descriptions of the results of such studies and trials contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurate in all material respects and fairly present the data derived from such trials and studies.

(y)    Compliance with Health Care Laws. In the past three years, the Company, ATAI AG and the Company’s subsidiaries have operated at all times and are currently in compliance with all Health Care Laws except where failure to be in compliance would not have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) all applicable federal, state, local and foreign health care fraud and abuse laws, such as, to the extent applicable, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, and 287, the health care fraud criminal provisions under HIPAA, the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), and the exclusion law (42 U.S.C. Section 1320a-7); (ii) to the extent applicable, HIPAA, as amended by the HITECH Act; (iii) licensure, quality, safety and accreditation requirements under applicable federal, state, local and foreign laws and regulatory bodies; and (iv) all other applicable local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, ATAI AG and the Company’s subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company, ATAI AG or the Company’s subsidiaries. In the past three years, neither the Company, ATAI AG nor the Company’s subsidiaries has received written notice of any action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Health Care Laws nor, to the Company’s or ATAI AG’s knowledge, is any such Action threatened, except where such action would not, individually or in the aggregate, have a Material Adverse Effect. In the past three years, except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, ATAI AG and the Company’s subsidiaries have filed, maintained or submitted all reports, documents, forms, notices, applications, records, claims submissions and supplements or amendments as required by any applicable Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company, ATAI AG nor the Company’s subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, in the past three years, none of the Company, ATAI AG, the Company’s subsidiaries or any of their respective employees, officers, directors, or to the Company’s or ATAI AG’s knowledge, their agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company or ATAI AG, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(z)    Criminal Laws. Neither the Company, ATAI AG nor any of its subsidiaries has engaged in or will engage in (i) any direct or indirect dealings or transactions in violation of applicable criminal laws, including, without limitation, the Controlled Substances Act of 1970, the Racketeering Influenced and Corrupt Practices Act of 1977, the Fraud Act of 2006, the Theft Act of 1968 the Travel Act of 1961 or any anti-money laundering statute, or (ii) any “aiding and abetting” in any violation of applicable criminal laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, ATAI AG or any of the Company’s subsidiaries with respect to criminal laws is pending or threatened.

(aa)    Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance with all applicable statutes, rules, regulations and policies of the applicable Regulatory Authorities, including, without limitation, the Drug Regulatory Laws and Health Care Laws, except for such non-compliance that would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb)    Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Material Tax Considerations,” “Description of Share Capital and Articles of Association” and “Corporate Reorganization,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(cc)    Absence of Manipulation. None of the Company, ATAI AG or any of their affiliates has taken, nor will the Company, ATAI AG or any affiliate take, directly or indirectly, any action that is designed or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(dd)    Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of Sarbanes-Oxley that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(ee)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Supervisory Directors (the “Board of Supervisory Directors”) in accordance with Exchange Rules and applicable laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board of Supervisory Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Supervisory Directors, a “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would have a Material Adverse Effect.

(ff)    Absence of Accounting Issues. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s or ATAI AG’s independent auditors nor their internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s or ATAI AG’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s or ATAI AG’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(gg)    Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, ATAI AG or any of their subsidiaries or any of their respective properties that, if determined adversely to the Company, ATAI AG or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or ATAI AG to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s or ATAI AG’s knowledge, contemplated.

(hh)    Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes present fairly in all material respects the financial position of the Company and ATAI AG and their consolidated subsidiaries, as well as of COMPASS Pathways plc and its subsidiaries, as of the dates shown and their respective results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.

(ii)    No Material Adverse Change in Business. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus: (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(jj)    Investment Company Act. The Company and ATAI AG are not and, immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(kk)    Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ll)    PFIC Status. If the Company determines that it is a PFIC for any taxable year, it shall use reasonable efforts provide to the U.S. Holders such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holders to make and maintain an election to treat the Company as a “qualified electing fund” (as such term is defined in Section 1295 of the Internal Revenue Code).

(mm)    Payments in Foreign Currency. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Netherlands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or euros that may be converted into foreign currency and freely transferred out of euros and all such payments made to holders thereof or therein who are non-residents of the Netherlands will not be subject to income, withholding or other taxes under laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Netherlands or any political subdivision or taxing authority thereof or therein.

(nn)    Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus and the Company will obtain directors’ and officer’s insurance in such amounts as is customary for an initial public offering.

(oo)    Taxes. The Company and each of its subsidiaries has filed all material federal, state, local and foreign tax returns required to be filed through the date of this Agreement and have paid all material taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(pp)    No Unlawful Payments. Neither the Company, ATAI AG nor any of their subsidiaries or affiliates, nor any director or officer, nor, to the knowledge of the Company, ATAI AG or any of their subsidiaries, any agent, employee or other person acting on behalf of the Company, ATAI AG or of any of their subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Government Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company, ATAI AG and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(qq)    Compliance with Anti-Money Laundering Laws. The operations of the Company, ATAI AG and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(rr)    Economic Sanctions. Neither the Company, ATAI AG nor any of the Company’s subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, ATAI AG or any of its subsidiaries, any agent, employee, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, ATAI AG or any of the Company’s subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”); and the Company and ATAI AG will not, directly or knowingly indirectly, use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company, ATAI AG and the Company’s subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(ss)    Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither Company nor ATAI AG has sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt)    Accuracy of Exhibits. There are no material contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(uu)    Lending Relationship. The Company, ATAI AG and their subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(vv)    Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)    Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

3.    Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, at 9:00 A.M., New York time, on June [●], 2021, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell or issue to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased or acquired for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased or acquired by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver or issue the Optional Securities being purchased or acquired on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price or issue price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Davis Polk & Wardwell LLP. The delivery or issue of any Optional Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company and ATAI AG. The Company and ATAI AG agree with the several Underwriters that:

(a)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, conditioned or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)     Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(e)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(f)    Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be required to qualify or register as a foreign corporation in any jurisdiction in which it is not so qualified, file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.

(h)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(i)    Payment of Expenses. The Company and ATAI AG will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities, including filing fees and the fees and expenses of counsel for the Underwriters relating to such review, provided that the amount payable by the Company pursuant to clause (i) above and this clause (ii), excluding requisite filing fees, shall not exceed $30,000, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the cost of transportation in connection with the road show; provided, however that 50% of the cost of any aircraft that is chartered in connection with the roadshow shall be the responsibility of the Underwriters (it being understood that the other 50% shall be the responsibility of the Company), (iv) fees and expenses incident to listing the Offered Securities on The Nasdaq Stock Market LLC, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters, and (vii) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as otherwise provided in this Section 5(i) and Section 8 hereof, the Underwriters shall be responsible for their own costs and expenses, including the fees of their counsel.

(j)    Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(k)    Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l)    Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever (“Taxes”) unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In the event that such withholding or deduction is required by law of any jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that, upon request, each person shall reasonably cooperate with the Company to reduce or eliminate amounts required to be so deducted or be made; provided that no such additional amounts will be payable to the extent such Taxes were imposed due to (A) the Underwriter having any present or former connection with such Relevant Taxing Jurisdiction other than solely as a result of the execution or delivery of, or performance of its obligation under, this Agreement or receipt of any payments or enforcement of rights hereunder or (B) the failure of the Underwriter to use its reasonable efforts to provide any form, certificate, document or other information that would have reduced or eliminated the withholding or deduction of such Taxes; and provided, further, that any such certification, identification or other evidence would not be materially more onerous than comparable requirements imposed under IRS Forms 6166, W-8BEN, W-8BEN-E and W-9.

(m)    Restriction on Sale of Securities. (i) For the period specified below (the “Lock-Up Period”), neither the Company nor ATAI AG will, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except for (1) the issuance, transfer or exchange of Securities pursuant to the Corporate Reorganization described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (2) the

Offered Securities to be sold hereunder, (3) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, (4) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, (5) the filing of a registration statement on Form S-8 (or any successor form) in connection with the registration of Securities issuable under any employee performance incentive plan adopted and approved by the Company’s Board of Supervisory Directors and/or managing directors, (6) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act (or the equivalent thereof in any non-U.S. jurisdiction), if any, is required or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period and (7) the sale or issuance of or entry into an agreement to sell or issue Securities or securities convertible into or exercisable for Securities in connection with any mergers; acquisition of securities, businesses, property, technologies or other assets; joint ventures; strategic alliances, commercial relationships or other collaborations; or the assumption of employee benefit plans in connection with mergers or acquisitions; provided that the aggregate number of Securities or securities convertible into or exercisable for Securities (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (7) shall not exceed 10% of the total number of Securities issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully diluted basis and as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that each recipient of Securities or securities convertible into or exercisable for Securities pursuant to this clause (7) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Exhibit F hereto with respect to the remaining portion of the Lock-Up Period.

The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof for an officer or director of the Company and provide the Company and ATAI AG with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company and ATAI AG agree to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(n)    Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

(o)    Corporate Reorganization. Each of the Company and ATAI AG will use commercially reasonable efforts to complete the transactions comprising the Corporate Reorganization as, and within the period, described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(p)    Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q)    Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(r)    Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.    Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase or acquire and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased or acquired on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and ATAI AG herein (as though made on such Closing Date), to the accuracy of the statements of Company and ATAI AG officers made pursuant to the provisions hereof, to the performance by the Company and ATAI AG of their obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Representatives shall have received (i) letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the “cut-off” date shall be a date no more than two business days prior to such Closing Date) and (ii) letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives (except that, in any letter dated a Closing Date, the “cut-off” date shall be a date no more than two business days prior to such Closing Date)

(b)    Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and at or prior to such Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in the U.S., Germany, the Netherlands or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Dutch authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States, Germany, the Netherlands or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Germany or the Netherlands, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)    Opinion and Negative Assurance Letter of U.S. Counsel for Company. Latham & Watkins LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, an opinion and negative assurance letter, dated such Closing Date, in the form attached hereto as Exhibit B.

(e)    Opinion of Dutch Counsel for the Company and ATAI AG. Dentons Europe LLP, Dutch counsel for the Company and ATAI AG, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated such Closing Date, in the form attached hereto as Exhibit C.

(f)    Opinion of German Counsel for the Company and ATAI AG. Dentons Europe LLP, German counsel for the Company and ATAI AG, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated such Closing Date, in the form attached hereto as Exhibit D.

(g)    Opinion of Intellectual Property Counsel for the Company and ATAI AG. Cooley LLP and Wilson Sonsini Goodrich & Rosati, intellectual property counsels for the Company and ATAI AG, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated such Closing Date, in the forms attached hereto as Exhibit E-1 and E-2.

(h)    Opinion and Negative Assurance Letter of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)    Officers’ Certificate (Company). The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, in each case in their capacity as an officer of the Company and not in their personal capacity, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456 (a) or (b); and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(j)    Officers’ Certificate (ATAI AG). The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of ATAI AG and a principal financial or accounting officer of ATAI AG, in each case in their capacity as an officer of ATAI AG and not in their personal capacity, in which such officers shall state that: the representations and warranties of ATAI AG in this Agreement are true and correct as of such Closing Date and that ATAI AG has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456 (a) or (b); and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus , there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of ATAI AG and its subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate.

(k)    Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit F hereto from each executive officer, managing director, supervisory director and substantially all the stockholders of the Company and ATAI AG.

(l)    CFO Certificate. On the date hereof and each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Representatives, of a principal financial or accounting officer of the Company with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Final Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(m)    Approval of Listing. On or prior to such Closing Date, the Securities shall have been approved for listing on the Nasdaq Stock Market.

(n)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offer and sale of the Offered Securities.

The Company will furnish the Representatives with any additional such opinions, certificates, letters and documents as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 7 as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of Underwriters. Each of the Company and ATAI AG will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communications or any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and ATAI AG will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or ATAI AG by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company and ATAI AG agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company and ATAI AG for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)    Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting.”

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.    Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the

Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased or acquired prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8(a) hereof shall remain in effect. In addition, if any Offered Securities have been purchased or acquired hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.    Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IB Legal; c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York NY 10013, Attention: General Counsel, Fax: 646-291-1469; c/o Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: General Counsel; and c/o Berenberg Capital Markets, 1251 Avenue of the Americas, 53rd Floor New York, NY 10020, Attention: Equity Syndicate Desk, with a copy to the Legal Department; or, if sent to the Company or ATAI AG, will be mailed, delivered or telegraphed and confirmed to it at Krausenstraße 9-10, 10117 Berlin, Germany, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(a) will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8(a), and no other person will have any right or obligation hereunder.

14.    Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.    Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints ATAI Life Sciences US Inc., 180 Varick Street, New York, New York 10014, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.    Waiver of Jury Trial. The Company and ATAI AG irrevocably waive to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ATAI LIFE SCIENCES B.V.

By:
Name:
Title:

ATAI LIFE SCIENCES AG

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representatives of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

COWEN AND COMPANY, LLC

By:
Name:
Title:

BERENBERG CAPITAL MARKETS LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Cowen and Company, LLC
Berenberg Capital Markets LLC
Cantor Fitzgerald & Co.
RBC Capital Markets, LLC
Canaccord Genuity LLC
Total

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	[None].

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Offered Securities: $[●].

2.	[●].

Exhibit A

Form of Press Release

ATAI Life Sciences N.V.

[●], 2021

ATAI Life Sciences N.V. (the “Company”) announced today that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Berenberg Capital Markets LLC, the lead book-running managers in the Company’s recent public sale of            common shares, are [waiving] [releasing] a lock-up restriction with respect to            common shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on            ,        2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Opinion of U.S. Counsel to the Company and ATAI AG

Exhibit C

Form of Opinion of Dutch Counsel to the Company and ATAI AG

Exhibit D

Form of Opinion of German Counsel to the Company and ATAI AG

Exhibit E-1

Form of Opinions of Cooley LLP as Intellectual Property Counsel to the Company and ATAI AG

Exhibit E-2

Form of Opinions of Wilson Sonsini Goodrich & Rosati as Intellectual Property Counsel to the Company and ATAI AG

Exhibit F

Form of Lock-Up Agreement

            , 2021

ATAI Life Sciences AG

Krausenstraße 9-10

10117 Berlin Germany

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Cowen and Company, LLC

Berenberg Capital Markets LLC

As Representatives of the several

Underwriters listed in Schedule 1 to the

Underwriting Agreement referred to below

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, New York 10020

Ladies and Gentlemen:

The undersigned understands that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Cowen and Company, LLC and Berenberg Capital Markets LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ATAI Life Sciences AG, a German public limited company (“ATAI”), its successor or parent entity following a corporate conversion or reorganization or any substantially similar transaction (the “Reorganization”) as described in the registration statement and the final prospectus (together with ATAI, the “Company”), relating to the public offering (the “Public Offering”) by the several Underwriters listed in Schedule 1 therein (the “Underwriters”) of common shares (the “Common Shares”) of the Company. In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, directly or indirectly (or cause any direct or indirect affiliate to), during the period specified in the following paragraph (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Common Shares or securities convertible into or exchangeable or exercisable for any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), securities which may be issued upon exercise of a stock option or warrant and any Common Shares, options, warrants or securities now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”)), (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”) or (4) publicly disclose the intention to do any of the foregoing. Furthermore, the undersigned confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Lock-Up Period.

The foregoing shall not apply to transfers of Lock-Up Securities:

(a)

acquired in the open market after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of such Lock-Up Securities acquired in such open market transactions;

(b)	as a bona fide gift or gifts;

(c)

to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(d)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(e)	as distributions to limited partners, members or stockholders of the undersigned;

(f)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(g)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (f) above;

(h)

transfers pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Common Shares;

(i)	to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned;

(j)

to the Company or its affiliates (i) deemed to occur upon the cashless exercise of options or convertible debt instruments or (ii) for the primary purpose of paying the exercise price of such options or convertible debt instruments or for paying taxes (including estimated taxes) due as a result of the exercise of such options or as a result of the vesting of Common Shares under restricted stock units or restricted stock awards, in each case pursuant to employee benefit plans disclosed in the prospectus for the Public Offering;

(k)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Shares involving a change of control of the Company following the consummation of the transactions contemplated by the Underwriting Agreement that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) more than 50% of total voting power of the voting stock of the Company;

(l)

the conversion of the outstanding shares of different series of the Company into Common Shares in connection with the consummation of the Public Offering or the Reorganization, provided that any such Common Shares received upon such conversion shall be subject to the restrictions contained in this Lock-Up Agreement;

(m)

any action required in connection with the Reorganization, including the transfer, exchange or conversion of Common Shares (or any security convertible into or exercisable or exchangeable for Common Shares) by the undersigned pursuant to the Reorganization; or

(n)	with the prior written consent of the Representatives on behalf of the Underwriters;

provided that in the case of any transfer or distribution pursuant to clauses (b) through (g) above, (i) each donee, trustee, transferee or distributee, as the case may be, shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement and (ii) such transfers are not dispositions for value; in the case of any transfer or distribution pursuant to clauses (b) through (g) and (j), each party (donor, donee, trustee, transferor, transferee, distributer or distributee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and in the case of any transfer or distribution pursuant to clauses (h) and (i) above, any filing that is required under the Securities Act or the Exchange Act shall include disclosure explaining the nature of the transfer or disposition in the footnotes thereto, and no filing or public announcement of the transfer or disposition shall be voluntarily made prior to the expiration of the Lock-Up Period. The term “affiliate” in this Lock-Up Agreement shall have the meaning set forth in Rule 405 under the Securities Act.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Common Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”) during the Lock-Up Period, provided that no direct or indirect offers, pledges, sales, contracts to sell sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; provided further, that neither the Company nor the undersigned is required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the SEC under the Exchange Act during the lock-up period and neither the Company nor the undersigned otherwise voluntarily effects any such public filing or report regarding such Rule 10b5-1 Plan.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Common Shares (as referred to in FINRA Rule 5131(d)(2)(A)) that the undersigned may purchase in the Public Offering pursuant to an allocation of Common Shares that is directed in writing by the Company, (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release of the waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement as are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

It is understood that if (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement does not become effective by June 30, 2021 or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares, this Lock-Up Agreement shall become null and void and the undersigned will be released from its obligations under this Lock-Up Agreement.

Whether the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of Common Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Lock-Up Agreement, or sell any Common Shares at the price determined in the Public Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement thereof. This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

By:
Name:
Title: